                           FIRST AMENDMENT TO AMENDED AND
                        RESTATED REVOLVING CREDIT AGREEMENT


     FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of June 11, 1998 (the "AMENDMENT") among OEA, INC., a Delaware corporation (the "COMPANY"), each of the banks named under the caption "Banks" on the signature pages hereof (individually, a "BANK" and, collectively, the "BANKS"), BANQUE NATIONALE DE PARIS, U.S. BANK NATIONAL ASSOCIATION and UNION BANK OF CALIFORNIA, N.A., as Co-Agents and THE NORTHERN TRUST COMPANY, as agent for the Banks (in such capacity, together with its successors in such capacity, the "AGENT").

     WHEREAS, the Company, the Agent, the Co-Agents and the Banks have entered into an Amended and Restated Revolving Credit Agreement (the "EXISTING AGREEMENT") dated as of April 10, 1998 pursuant to which the Banks agreed to make Loans (as defined in the Existing Agreement) to the Company in an aggregate principal amount not to exceed $180,000,000 at any time outstanding, on and subject to the terms and conditions thereof; and

     WHEREAS, the parties wish to amend the Existing Agreement to (a) add a letter of credit facility, (b) modify certain covenants, and (c) increase pricing.

     NOW, THEREFORE, the parties agree as follows:

     SECTION 1. DEFINITIONS. Terms defined in the introductory paragraphs hereof shall have their respective defined meanings when used in this Amendment and, except as otherwise expressly provided herein, terms defined in the Existing Agreement shall have their respective defined meanings when used in this Amendment. In addition, the following terms shall have the following meanings (terms defined in the introductory paragraphs or this SECTION 1 in the singular to have correlative meanings when used in the plural and VICE VERSA):

          "EFFECTIVE DATE" shall mean the first date, if any, which occurs before the termination of this Amendment pursuant to SECTION 5 hereof and on which the conditions precedent in SECTION 3 shall have been satisfied.

     SECTION 2. AMENDMENTS TO EXISTING AGREEMENT. The following amendments are hereby made to the Existing Agreement with effect from and after the Effective Date:

          (a) DEFINITIONS. SECTION 1.1 of the Existing Agreement is amended by (i) amending and restating in its entirety the definition of "APPLICABLE MARGIN" as follows and (ii) adding the following new definitions in alphabetical order:

          "APPLICABLE MARGIN" shall mean, for any period and for the type of Loan or fee indicated below, the number of basis points per annum set forth below corresponding with the applicable ratio of consolidated Indebtedness of the Company and its Subsidiaries to EBITDA plus interest income as determined in accordance with SECTION 8.11 hereof:

                             INDEBTEDNESS TO EBITDA RATIO



                 LEVEL I                LEVEL II                 LEVEL III              LEVEL IV                LEVEL V
-----------------------------------------------------------------------------------------------------------------------------------
 RATIO           GREATER THAN OR        LESS THAN 3.75:1.0 but   LESS THAN 3.0:1.0 but  LESS THAN 2.5:1.0 but   LESS THAN 2.0:1.0
                 EQUAL TO 3.75:1.0      GREATER THAN OR EQUAL    GREATER THAN OR EQUAL  GREATER THAN OR EQUAL
                                        TO 3.0:1.0               TO 2.5:1.0             TO 2.0:1.0
-----------------------------------------------------------------------------------------------------------------------------------
 FACILITY FEE    25.0                   25.0                     12.5                   12.5                    12.5
-----------------------------------------------------------------------------------------------------------------------------------

 FED FUNDS RATE  125                    100                      80                     70                      60
-----------------------------------------------------------------------------------------------------------------------------------

 LIBOR RATE      125                    100                      80                     70                      60
-----------------------------------------------------------------------------------------------------------------------------------



     For purposes of determining the Applicable Margin, consolidated Indebtedness to EBITDA shall be calculated by the Company as provided in
     SECTION 8.11 hereof as of the end of each of its fiscal quarters and shall be reported to the Agent pursuant to a certificate executed by a senior financial officer of the Company and delivered concurrently with the certificate required by SECTION 8.1 hereof. The Applicable Margin shall be adjusted, if necessary, effective on and after the first Business Day after the date of receipt by the Agent of the certificate required to be delivered pursuant to SECTION 8.1 hereof; provided, however, that if such certificate, together with the financial statements to which such certificate relates, are not delivered by the required delivery date, then Level I pricing shall apply until the date such certificate is actually delivered and unless it indicates that a lower Level is applicable. Notwithstanding the foregoing, Level II pricing shall apply until the fiscal quarter ended on January 31, 1999.

     "CASH COLLATERALIZE" means, to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuing Lender and the Banks, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Agent and the Issuing Lender (which documents are hereby consented to by the Banks). Derivatives of such term shall have corresponding meaning.

     "HONOR DATE" has the meaning specified in SECTION 2.12(c)(ii).

     "INSOLVENCY PROCEEDING" means, (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

     "ISSUING LENDER" means, The Northern Trust Company in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under SUBSECTION 10.1.

     "L/C ADVANCE" means, each Bank's participation in any L/C Borrowing in accordance with its Pro Rata Share.

     "L/C AMENDMENT APPLICATION" means, an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Lender, as the Issuing Lender shall request.

     "L/C APPLICATION" means, an application form for issuances of standby or commercial documentary letters of credit as shall at any time be in use at the Issuing Lender, as the Issuing Lender shall request.

    "L/C BORROWING" means, an extension of credit under SUBSECTION 2.12(c)(iv) resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made or converted into a borrowing of Loans.

     "L/C COMMITMENT" means, the commitment of the Issuing Lender to issue, and the commitment of the Banks severally to participate in Letters of Credit from time to time issued or outstanding under SECTION 2.12, in an aggregate amount not to exceed on any date the amount of $5,000,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to SECTION 2.5; provided that the L/C Commitment is a part of the combined Commitments, rather than a separate, independent commitment.

     "L/C OBLIGATIONS" means, at any time the sum of the following reimbursement obligations (whether contingent or otherwise) of the Company (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

     "L/C RELATED DOCUMENTS" means, the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Lender's standard form documents for letter of credit issuances.

     "LEVEL" mean any of the five ratio ranges applicable to the Indebtedness to EBITDA ratio as set forth in the table contained in the definition of "Applicable Margin."


     "LETTERS OF CREDIT" means, any letters of credit (whether standby letters of credit or commercial documentary letters of credit) issued by the Issuing Lender pursuant to SECTION 2.12.

     "PRO RATA SHARE" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the Commitments of all Banks.

          (b)    DEFINITION OF EBITDA.  The definition of "EBITDA" in
SECTION 1.1 of the Existing Agreement is hereby amended to add the following sentence at the end thereof: "For purposes of calculating EBITDA for the fiscal quarter of the Company ended on May 1, 1998 only, including as such EBITDA amount for such quarter may be included in financial covenant calculations hereunder, EBITDA shall be increased by an amount of up to $22,500,000 of non-cash Special Charges only, and shall not be increased by any cash Special Charges. For purposes hereof, "SPECIAL CHARGES" means charges of up to $26,900,000 taken by the Company during the fiscal quarter ended May 1, 1998 for (i) initiator consolidation, (ii) inflator quality, (iii) Autoliv settlement, (iv) equipment obsolescence, (v) inventory write down, (vi) aerospace obsolescence and
(vii) other special charges."

          (c) AMENDMENT TO SECTION 2.3(a). The first sentence of SECTION 2.3(a) of the Existing Agreement is amended by adding the following phrase at the end thereof: "less such Banks' Pro Rata Share participation interest in L/C Obligations".

          (d) AMENDMENT TO SECTION 2.5(a). SECTION 2.5(a) of the Existing Agreement is amended by (i) adding the phrase "and L/C Obligations" at the end of CLAUSE (iii) thereof; (ii) deleting the word "and" before CLAUSE (iv); (iii) adding the phrase "and its participation interest in the L/C Obligations" to the end of CLAUSE (iv); and (v) adding new CLAUSE (v) as follows: "(v) the "L/C Obligations shall not exceed the L/C Commitment".

          (e) AMENDMENT TO SECTION 2.6(a). SECTION 2.6(a) of the Existing Agreement is hereby amended by deleting the phrase "at a rate of .125% per annum" and substituting the phrase "at the Applicable Margin specified for "Facility Fee" in the definition of Applicable Margin".

          (f)    SECTION 2.11(a) THE EXISTING AGREEMENT.  The last sentence of
SECTION 2.11(a) of the Existing Agreement is amended by deleting everything after the reference to Section 5.5 therein and substituting the following therefor: "if any, and Cash Collateralize such Bank's Pro Rata Share of L/C Obligations, whereupon such Withdrawing Bank shall cease to be obligated to make further Loans hereunder, to participate in any Letter of Credit and its Commitment shall be reduced to zero and it shall be released from all its obligations under this Agreement".

          (g) SECTION 2.11(b) OF THE EXISTING AGREEMENT. SECTION 2.11(b) of the Existing Agreement is hereby amended by adding the phrase "and Cash Collateralize any such Bank's Pro Rata Share of L/C Obligations" before the phrase "in accordance with the provisio" appearing in the first sentence thereof.

          (h) SECTION 2.11(c) OF THE EXISTING AGREEMENT. SECTION 2.11(c) of the Existing Agreement is hereby amended by adding the phrase "and its Pro Rata Share of L/C Obligations has been Cash Collateralized" at the end of CLAUSE (ii) thereof.

          (i) SECTION 2.11(f) OF THE EXISTING AGREEMENT. The first two sentences of SECTION 2.11(f) of the Existing Agreement are amended and restated in their entirety as follows:

          "If any Loans or Letters of Credit shall be outstanding at the time an Assignment Agreement becomes effective, (i) the Company shall repay such portion of such Loans and borrow an equal principal amount of new Loans from the Bank which has acceded or increased its Commitment hereunder and
     (ii) the new Bank shall purchase participations in the outstanding L/C Obligations from the Banks, so that after giving effect to such prepayment and borrowing of Loans and participation in L/C Obligations, the Loans and L/C Obligations are held PRO RATA among the Banks in accordance with the Commitments.

     The Banks shall make disbursements among themselves to give effect to such prepayment and borrowing and participations pursuant to instructions from the Agent."

          (j) SECTION 2.12 OF THE EXISTING AGREEMENT. A new SECTION 2.12 is hereby added to the Existing Agreement as follows:


     "2.12.  LETTERS OF CREDIT.

          (a) THE LETTER OF CREDIT SUBFACILITY. (i) On the terms and conditions set forth herein (A) the Issuing Lender agrees, from time to time on any Business Day during the period from June 11, 1998 to the Termination Date to issue Letters of Credit for the account of the Company and/or the Company jointly and severally with any Subsidiary thereof, and to amend or renew Letters of Credit previously issued by it, in accordance with SUBSECTIONS 2.12(b)(iii) and (iv) and to honor drafts under the Letters of Credit; and (B) the Banks severally agree to participate in Letters of Credit issued for the account of the Company and/or the Company jointly and severally with any Subsidiary thereof; provided, that the Issuing Lender shall not be obligated to issue, and no Bank shall be obligated to participate in, any Letter of Credit if as of the date of issuance of such Letter of Credit (the "ISSUANCE DATE") (1) the amount of all L/C Obligations plus the amount of all Loans exceeds the combined Commitments of all the Banks, (2) the participation of any Bank in the amount of all L/C Obligations plus the amount of the Loans of such Bank exceeds such Bank's Commitment, or (3) the amount of L/C Obligations exceeds the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

     (ii) The Issuing Lender is under no obligation to issue any Letter of Credit if:

          (A) any order, judgment or decree of any governmental authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any requirement of law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on June 11, 1998, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on June 11, 1998 and which the Issuing Lender in good faith deems material to it;

          (B) the Issuing Lender has received written notice from any Bank, the Agent or the Company, on or prior to the Business Day prior to the requested date of issuance of such Letter of Credit, that one or more of the applicable conditions contained in SECTION 6 is not then satisfied;

          (C) the expiry date of any requested Letter of Credit is (1) more than 360 days after the date of issuance, unless the Majority Banks have approved such expiry date in writing, or (2) after the Termination Date, unless all of the Banks have approved such expiry date in writing;

          (D) the expiry date of any requested standby Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit and the beneficiary thereof would have the right to draw the full amount thereof if the letter of credit is not renewed or replaced;

          (E) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Lender, or the issuance of a Letter of Credit shall violate any applicable policies of the Issuing Lender;

          (F) any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person; or

          (G) such Letter of Credit is in an initial face amount less than $250,000 or to be used for a purpose other than in connection with the Company's existing lines of business or denominated in a currency other than Dollars.

          (b)    ISSUANCE, AMENDMENT AND RENEWAL OF LETTERS OF CREDIT.  (i)
     Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Lender (with a copy sent by the Company to the Agent if different from the Issuing Lender) at least four days (or such shorter time as the Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Lender: (A) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (B) the face amount of the Letter of Credit; (C) the expiry date of the Letter of Credit; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder;
     (F) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (G) such other matters as the Issuing Lender may require.

          (ii) At least two Business Days prior to the issuance of any Letter of Credit, the Issuing Lender will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuing Lender will provide the Agent with a copy thereof. Unless the Issuing Lender has received notice on or before the second Business Day immediately preceding the date the Issuing Lender is to issue a requested Letter of Credit from the Agent directing the Issuing Lender not to issue such Letter of Credit because such issuance is not then permitted under SUBSECTION 2.12(a)(i) as a result of the limitations set forth in CLAUSES (1) THROUGH (3) thereof or SUBSECTION 2.12(a)(ii)(B), then, subject to the terms and conditions hereof, the Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of the Company and/or the Company jointly and severally with any Subsidiary thereof in accordance with the Issuing Lender's usual and customary business practices.

          (iii) From time to time while a Letter of Credit is outstanding and prior to the Termination Date, the Issuing Lender will, upon the written request of the Company received by the Issuing Lender (with a copy sent by the Company to the Agent) at least five days (or such shorter time as the Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Lender: (A) the Letter of Credit to be amended;
     (B) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Issuing Lender may require. The Issuing Lender shall be under no obligation to amend any Letter of Credit if: (X) the Issuing Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (Y) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. The Agent will promptly notify the Banks of the receipt by it of any L/C Application or L/C Amendment Application.

          (iv) The Issuing Lender and the Banks agree that, while a Letter of Credit is outstanding and prior to the Termination Date, at the option of the Company and upon the written request of the Company received by the Issuing Lender (with a copy sent by the Company to the Agent) at least five days (or such shorter time as the Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Lender shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Lender: (A) the Letter of Credit to be renewed; (B) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (C) the revised expiry date of the Letter of Credit; and (D) such other matters as the Issuing Lender may require. The Issuing Lender shall be under no obligation so to renew any Letter of Credit if: (X) the Issuing Lender would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or
     (Y) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Lender that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Lender would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this SUBSECTION 2.12(B)(IV) upon the request of the Company but the Issuing Lender shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuing Lender shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Banks hereby authorize such renewal, and, accordingly, the Issuing Lender shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

          (v) The Issuing Lender may, at its election (or as required by the Agent at the direction of the Majority Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Termination Date.

          (vi) This Agreement shall control in the event of any conflict with any L/C Related Document (other than any Letter of Credit).

          (vii) The Issuing Lender will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

          (c) RISK PARTICIPATIONS, DRAWINGS AND REIMBURSEMENTS. (i) Immediately upon the issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (A) the Pro Rata Share of such Bank, times (B) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of SECTION 2.3(a), each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such participation.

          (ii) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Company. The Company shall reimburse the Issuing Lender prior to 10:00 a.m. Chicago time, on each date that any amount is paid by the Issuing Lender under any Letter of Credit (each such date, an "HONOR DATE"), in an amount equal to the amount so paid by the Issuing Lender. In the event the Company fails to reimburse the Issuing Lender for the full amount of any drawing under any Letter of Credit by 10:00 a.m., Chicago time, on the Honor Date, the Issuing Lender will promptly notify the Agent and the Agent will promptly notify each Bank thereof and the Company shall be deemed to have requested Alternate Base Rate Loan(s) be made by the Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Commitment and subject to the conditions set forth in SECTION 6. Any notice given by the Issuing Lender or the Agent pursuant to this SUBSECTION 2.12(c)(ii) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

          (iii) Each Bank shall upon any notice pursuant to SUBSECTION 2.12(c)(ii) make available to the Agent for the account of the Issuing Lender an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Banks shall (subject to SUBSECTION 2.12(c)(iv)) each be deemed to have made a Loan consisting of Alternate Base Rate Loan to the Company in that amount. If the aforesaid notice is received on or before 12:00 noon, Chicago, time, each Bank shall make its Pro Rata Share of the amount of the drawing available to the Agent on the Honor Date. If such notice is received after 12:00 noon, Chicago time, each Bank shall make its Pro Rata Share of the amount of the drawing available to the Agent before 12:00 noon, Chicago time, on the Business Day following the Honor Date. If any Bank so notified fails to make available to the Agent for the account of the Issuing Lender the amount of such Bank's Pro Rata Share of the amount of the drawing by the date and times specified in this SUBSECTION 2.12(c)(iii), then interest shall accrue on such Bank's obligation to make such payment, from the date due to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date shall not relieve such Bank from its obligations under this SECTION 2.12(c).

          (iv) With respect to any unreimbursed drawing that is not converted into Loans consisting of Alternate Base Rate Loans to the Company in whole or in part, because of the Company's failure to satisfy the conditions set forth in SECTION 6.3 or for any other reason, the Company shall be deemed to have incurred from the Issuing Lender an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Alternate Base Rate plus 2% per annum, and each Bank's payment to the Issuing Bank pursuant to SUBSECTION 2.12(c)(iii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this SECTION 2.12(c)

          (v) Each Bank's obligation in accordance with this Agreement to make the Loans or L/C Advances, as contemplated by this SECTION 2.12(c), as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Lender and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Lender, the Company or any other Person for any reason whatsoever;
     (B) the occurrence or continuance of a Default or an Event of Default or
     (C) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation to make Loans under this SECTION 2.12(c) is subject to the conditions set forth in SECTION 6.3. Nothing in this subsection is intended to, and shall not preclude, any Bank's pursuing such rights and remedies as it may have against the Issuing Lender in the event a drawing is paid as a result of the Issuing Lender's gross negligence or willful misconduct.

     (d)  REPAYMENT OF PARTICIPATION    (i) Upon (and only upon) receipt by the
Agent for the account of the Issuing Lender of immediately available funds from the Company (A) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Bank has paid the Agent for the account of the Issuing Lender for such Bank's participation in the Letter of Credit pursuant to SECTION 2.12(c) or (B) in payment of interest thereon, the Agent will pay to each Bank, in the same funds as those received by the Agent for the account of the Issuing Lender, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Lender shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Agent for the account of the Issuing Lender.

          (ii) If the Agent or the Issuing Lender is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Agent for the account of the Issuing Lender pursuant to SUBSECTION 2.12(d) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or the Issuing Lender the amount of its Pro Rata Share of any amounts so returned by the Agent or the Issuing Lender plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Lender, at a rate per annum equal to the Federal Funds Rate in effect from time to time.


     (e) ROLE OF THE ISSUING BANK (i) Each Bank and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

          (ii) Neither the Agent nor the Issuing Lender or their respective officers, directors, employees or agents, nor any of the respective correspondents, participants or assignees of the Issuing Lender shall be liable to any Bank for: (A) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Majority Banks, as applicable); (B) any action taken or omitted in the absence of gross negligence or willful misconduct; or (C) the due execution, effectiveness, validity or enforceability of any L/C Related Document.

          (iii) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Neither the Agent nor the Issuing Lender or their respective officers, directors, employees or agents, nor any of the respective correspondents, participants or assignees of the Issuing Lender, shall be liable or responsible for any of the matters described in CLAUSES (i) THROUGH (vii) of SECTION 2.12(f); provided, however, anything in such clauses to the contrary notwithstanding, that the Company may have a claim against the Issuing Lender, and the Issuing Lender may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Lender's willful misconduct or gross negligence or the Issuing Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (A) the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and
     (B) the Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     (f) OBLIGATIONS ABSOLUTE. The obligations of the Company under this Agreement and any L/C Related Document to reimburse the Issuing Lender for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C Related Document under all circumstances, including the following:

          (i) any lack of validity or enforceability of this Agreement or any L/C Related Document;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

          (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Related Documents or any unrelated transaction;

          (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

          (v) any payment by the Issuing Lender under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

          (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

     (g) CASH COLLATERAL PLEDGE. Upon (i) the request of the Agent, (A) if the Issuing Lender has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (B) if, as of the Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) the occurrence of the circumstances described in SUBSECTION 3.2(c) requiring the Company to Cash Collateralize Letters of Credit, then, the Company shall immediately Cash Collateralize the L/C Obligations in an amount equal to such L/C obligations.
In connection with its Cash Collateralization requirements under this SECTION
2.12 or under other provisions of this Agreement, the Company hereby grants the Agent, for the benefit of the Agent, the Issuing Lender and the Banks, a security interest in all such cash and deposit account balances. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at The Northern Trust Company.

     (H) LETTER OF CREDIT FEES. (i) The Company shall pay to the Agent for the account of each of the Banks a letter of credit fee with respect to each outstanding Letter of Credit equal to the Applicable Margin applicable to the "LIBOR Rate" category for the Level of pricing in effect at the time of issuance of such Letter of Credit times the average daily maximum amount available to be drawn on such Letter of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter upon each Letter of Credit outstanding for that quarter as calculated by the Agent. Such letter of credit fees shall be due and payable quarterly in arrears on the Quarterly Dates during which Letters of Credit are outstanding, commencing on the first such Quarterly Date to occur after the issuance date, through the Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Termination Date (or such later expiration date).

          (ii) The Company shall pay to the Issuing Lender a letter of credit fronting fee for each Letter of Credit issued by the Issuing Lender equal to 1/8 of 1% of the face amount (or increased face amount, as the case may be) of such Letter of Credit. Such Letter of Credit fronting fee shall be due and payable on each date of issuance of a Letter of Credit.

          (iii) The Company shall pay to the Issuing Lender from time to time on demand the normal issuance, presentation, amendment, evergreen, drawing and other processing fees, and other standard costs and charges, of the Issuing Lender relating to letters of credit as from time to time in effect.

     (i) UNIFORM CUSTOMS AND PRACTICE The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit."

     (k)  SECTION 3.2(C) OF THE EXISTING AGREEMENT.    A new SECTION 3.2(c) is
hereby added to the Existing Agreement as follows:

          "(c)   If on any date the amount of L/C Obligations exceeds the L/C
Commitment, the Company shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the L/C Commitment. Subject to SECTION 5.5, if on any date after giving effect to any Cash Collateralization made on such date pursuant to the preceding sentence, the amount of all Loans then outstanding plus the amount of all L/C Obligations exceeds the combined Commitments, the Company shall immediately, and without notice or demand, prepay the outstanding principal amount of the Loans and L/C Advances by an amount equal to the applicable excess."

          (l) SECTION 3.3(b). SECTION 3.3(b) of the Existing Agreement is hereby amended by adding the phrase ", under any L/C Related Document" after the phrase "on any interest" appearing therein.

          (m) SECTION 4.1(a) AND (c) OF THE EXISTING AGREEMENT. SECTION 4.1(a) and (c) of the Existing Agreement is hereby amended by adding the phrase "and any L/C Obligations" after the word "Agreement", "Loan" or "Loans" each time they appear therein.

          (n) SECTION 4.3 OF THE EXISTING AGREEMENT. SECTION 4.3 of the Existing Agreement is hereby amended by adding the phrase "and any other fees" after the phrase "facility fees" appearing therein.

          (o) SECTION 5.1(a) OF THE EXISTING AGREEMENT. SECTION 5.1(a) of the Existing Agreement including CLAUSE (i) thereunder is hereby amended and restated in its entirety as follows:

          "(a)   The Company shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any costs which such Bank determines are attributable to its making or maintaining of any Eurodollar Loans or participation in any Letter of Credit or its obligation to make any Eurodollar Loans hereunder or to participate in any Letters of Credit, or reduction in any amount receivable by such Bank hereunder in respect of any such Loans or such participation in any Letters of Credit, or in the case of the Issuing Lender, any increase in the cost to such Issuing Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change which:

          (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Note in respect of any of such Loans or under any L/C Related Document in respect of any L/C Obligation (other than taxes on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or".

          (p) SECTION 5.1(a)(iii) OF THE EXISTING AGREEMENT. SECTION 5.1(a)(iii) of the Existing Agreement is amended by adding the phrase ", any L/C Related Document" before the phrase "or Commitment" appearing therein.

          (q) SECTION 5.1(c) OF THE EXISTING AGREEMENT. SECTION 5.1(c) of the Existing Agreement is amended by adding the phrase "or any L/C Obligation" after the word "Loan" or "Loans" each time they appear therein.

          (r) SECTION 5.1(f) OF THE EXISTING AGREEMENT. SECTION 5.1(f) of the Existing Agreement is hereby amended to add the phrase "and Cash Collateralize such Bank's Pro Rata Share of the L/C Obligations" at the end of CLAUSE (I) therein.

          (s) SECTION 5.6 OF THE EXISTING AGREEMENT. SECTION 5.6 of the Existing Agreement is hereby amended by (i) adding the phrase "or in participating in any Letter of Credit" after the phrase "Commitment hereunder" appearing therein and (ii) adding the phrase "or participation in such Letter of Credit" after the word "Loan" appearing in the last line thereof.

          (t) SECTION 5.7 OF THE EXISTING AGREEMENT. SECTION 5.7 of the Existing Agreement is hereby amended by adding the phrase "or under any L/C Obligation" after the word "Notes" or "Note" each time they appear therein.

          (u) SECTION 6.3 OF THE EXISTING AGREEMENT. SECTION 6.3 of the Existing Agreement is hereby amended and restated in its entirety as follows:

          "6.3. INITIAL AND SUBSEQUENT LOANS AND LETTERS OF CREDIT. The obligations of the Banks to make any Loan (including the initial Loan but other than Loans which would not increase the aggregate Dollar amount of Loans outstanding) and the obligation of the Issuing Lender to issue any Letters of Credit are subject to the further conditions precedent that, both immediately prior to such Loan or issuance of the Letter of Credit and also after giving effect thereto: (a) no Default shall have occurred and be continuing; (b) the representations and warranties in SECTION 7 hereof, in any Pledge Agreement or in any L/C Related Document shall be true and correct on and as of the date of the making of such Loans or issuance of the Letter of Credit with the same force and effect as if made on and as of such date except to the extent such representations and warranties state that they relate solely to a specified date; and (c) the Agent and the Issuing Lender shall have received an L/C Application or L/C Amendment Application, as required by SECTION 2.12. Each notice of borrowing by the Company hereunder or request for a Letter of Credit or amendment thereto shall constitute a certification by the Company to the effect set forth in the preceding sentence."

          (v) SECTION 6.4 OF THE EXISTING AGREEMENT. SECTION 6.4 of the Existing Agreement is hereby amended by adding the phrase "and the L/C Obligations" after the word "Notes" each time it appears therein.

          (w) SECTION 7.17 OF THE EXISTING AGREEMENT. A new SECTION 7.17 is hereby added to the Existing Agreement as follows:

          "Section 7.17. YEAR 2000 COMPLIANCE.

          (a)    The Company and each Subsidiary has:

                 (i) conducted an analysis of all of its products, services, business and operations, including without limitation surveys of its Systems (as defined below) and surveys of and discussions with customers, suppliers and vendors, to determine the extent to which the Company or such Subsidiary may be adversely affected by its failure to be Year 2000 Compliant (as defined below);

                 (ii) developed a plan (the "YEAR 2000 PLAN") to become Year 2000 Compliant and remedy any material loss it may suffer if it fails to be Year 2000 Compliant on a timely basis; and

                 (iii) implemented and continues to proceed with the Year 2000 Plan materially in accordance with its terms and timetables.

          (b) Company and each Subsidiary reasonably believes that the Year 2000 Plan, if implemented in accordance with its terms, will result in it being Year 2000 Complaint on a timely basis.

          (c) Company and each Subsidiary reasonably believes that each of its customers, suppliers and vendors whose failure to be Year 2000 Compliant would have a material and adverse effect on the Company or such Subsidiary, is Year 2000 Compliant or has developed a plan to become Year 2000 Compliant and remedy any material loss such person may suffer if it fails to be Year 2000 Compliant on a timely basis with respect to all of its own computer systems and applications.

     The term "Year 2000 Compliant" means that all of such person(s) computer systems and applications, including without limitation software and hardware ("SYSTEMS"), will function prior to, during, and after the calendar Year 2000, and that no change in or to such calendar year will have a material adverse effect on the performance of the Systems or on the functioning of the Company's or such Subsidiary's business.

     Company acknowledges and agrees that the foregoing representations and any other representation, warranty, schedule, certificate, statement, report, notice or other writing now or hereafter furnished by or on behalf of Company or any Subsidiary to the Agent or any Bank in connection with being Year 2000 Compliant or its Year 2000 Plan is material to the Agent and the Banks and that the Agent and the Banks have relied and will continue to rely thereon. The Company agrees and shall cause each Subsidiary to provide such information, financial, technical, or otherwise, concerning the Company's or such Subsidiary's Year 2000 Plan as the Agent may reasonably request form time to time."

          (x)    SECTIONS 7.3, 7.4, 7.5, 7.6, 7.12 AND 8.6(H).  SECTIONS 7.3,
7.4, 7.5, 7.6, 7.12 AND 8.6(H) of the Existing Agreement are hereby amended by adding the phrase "the L/C Related Documents" after the phrase "OEA Pledge Agreement" or "Pledge Agreements" each time they appear in such Sections.

          (y) SECTION 8 OF THE EXISTING AGREEMENT. SECTION 8 of the Existing Agreement is hereby amended by adding the phrase "or any Letter of Credit is outstanding" after the phrase "Commitment is in effect" appearing therein.

          (z) AMENDMENT TO SECTION 8.10. SECTION 8.10 of the Existing Agreement is hereby amended and restated in its entirety as follows:

          "8.10. TANGIBLE NET WORTH. The Company shall maintain, as at the last day of each fiscal quarter, a Consolidated Tangible Net Worth of not less than that specified below for the period indicated:


     For Fiscal Quarter(s) Ending on    Consolidated Tangible Net Worth
     -------------------------------    -------------------------------
     Through January 31, 1999           $155,000,000
     April 30, 1999                     $160,000,000
     July 31, 1999                      $165,000,000
     Thereafter                         $165,000,000 plus 50% of Net Income (if
                                        positive), for each fiscal quarter ended
                                        after July 31, 1999 through and
                                        including the fiscal quarter ended on a
                                        cumulative basis, plus the net proceeds
                                        of the issuance of any capital stock of
                                        the Company and its Subsidiaries."

          (aa) AMENDMENT TO SECTION 8.11. SECTION 8.11 of the Existing Agreement is hereby amended and restated in its entirety as follows:

          "8.11 INDEBTEDNESS TO EBITDA. The Company will not permit the ratio of the consolidated Indebtedness of the Company and its Subsidiaries for the 12-month period ending on the last day of each fiscal quarter listed below to the sum of EBITDA plus interest income for the 12-month period ending on the last day of such fiscal quarter to be greater than the ratio specified for such quarter below, all calculated in accordance with GAAP:


                     12-Month Period Ending On     Ratio
                     -------------------------     -----
                     May 1, 1998                   3.0:1.0
                     July 31, 1998                 3.0:1.0
                     October 31, 1998              3.5:1.0
                     January 31, 1999              4.0:1.0
                     April 30, 1999                3.25:1.0
                     July 31, 1999                 3.0:1.0
                     October 31, 1999              2.75:1.0
                     January 31, 2000              2.75:1.0
                     Thereafter                    2.5:1.0"

          (bb) SECTION 8.12 OF THE EXISTING AGREEMENT. SECTION 8.12 of the Existing Agreement is hereby amended and restated in its entirety as follows:

          "8.12. INDEBTEDNESS TO TOTAL CAPITALIZATION. The Company will not permit, as at the last day of each fiscal quarter, the consolidated Indebtedness of the Company and its Subsidiaries to exceed the percentage of Total Capitalization specified below for the time period indicated, all calculated in accordance with GAAP:


      For Fiscal Quarter(s) Ending On   Percentage of Total Capitalization
      -------------------------------   ----------------------------------
      Through October 31, 1998                          50%
      January 31, 1999                                  52%
      April 30, 1999                                    52%
      July 31, 1999                                     50%
      October 31, 1999                                  47.5%
      January 31, 2000                                  47.5%
      April 30, 2000                                    45.0%
      July 31, 2000                                     45%
      Thereafter                                        40%"

          (cc)   SECTION 9 OF THE EXISTING AGREEMENT.  SECTION 9 of the
Existing Agreement is hereby amended by (i) adding the phrase "or any reimbursement obligation in connection with any L/C Obligation" after the word "Loan" in SECTION 9(a); (ii) adding the phrase "or any L/C Related Document" after the phrase "Pledge Agreement" appearing in SECTION 9(c) and, (iii) adding the phrase "or any L/C Related Document after the phrase "Pledge Agreement" each time it appears in SECTION 9(k).

          (dd) SECTION 9 OF THE EXISTING AGREEMENT. The clause beginning with "THEREUPON" in SECTION 9 of the Existing Agreement is hereby amended and restated in its entirety as follows:

     "THEREUPON: (i) in the case of an Event of Default (other than one referred to in SUBSECTION (g) or (h) of this SECTION 9 with respect to the Company), the Agent, upon request of the Majority Banks, may, by notice to the Company, cancel the Commitments, declare any obligation of the Issuing Lender to issue Letters of Credit to be terminated, declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under SECTION 5.5 hereof) to be forthwith due and payable and/or declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (ii) in the case of the occurrence of an Event of Default referred to in SUBSECTION (g) or (h) of this SECTION 9 with respect to the Company, the Commitments shall automatically be canceled, the obligations of the Issuing Lender to issue Letters of Credit shall terminate automatically and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder, under the Notes (including, without limitation, any amounts payable under SECTION 5.5 hereof) and as aforesaid with respect to Letters of Credit shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company."

          (EE) SECTION 10 OF THE EXISTING AGREEMENT. SECTION 10 of the Existing Agreement is hereby amended by adding the phrase "L/C Related Documents" after the phrase "Pledge Agreements" each time it appears therein.

          (ff) SECTION 10.1 OF THE EXISTING AGREEMENT. SECTION 10.1 of the Existing Agreement is further amended by adding the following at the end thereof:

          "The Issuing Lender shall act on behalf of Banks with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Majority Banks to act for such Issuing Lender with respect thereto; provided, however, that the Issuing Lender shall have all of the benefits and immunities (x) provided to the Agent in this
          SECTION 10 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this SECTION 10, included the Issuing Lender with respect to such acts or omissions, and (y) as additionally provided in this Agreement with respect to the Issuing Lender."

          (gg) SECTION 11.1 OF THE EXISTING AGREEMENT. SECTION 11.1 of the Existing Agreement is hereby amended by adding the phrase "or L/C Related Documents" after the phrase "Pledge Agreements" appearing therein.

          (hh) SECTION 11.3 OF THE EXISTING AGREEMENT. SECTION 11.3 of the Existing Agreement is hereby amended by (i) adding the phrase "Issuing Lender" after the word "Agent" each time it appears therein and (ii) adding the phrase "L/C Related Documents" after the phrase "Pledge Agreements" each time it appears therein.

          (ii) SECTION 11.4 OF THE EXISTING AGREEMENT. SECTION 11.4 of the Existing Agreement is hereby amended in its entirety as follows:

          "11.4. AMENDMENTS, ETC. Except as otherwise expressly provided in this Agreement, any provision of this Agreement or L/C Related Document may be waived, amended or modified only by an instrument in writing signed by the Company, the Agent and the Majority Banks; provided that no amendment modification or waiver shall, unless by an instrument signed by the Agent, the Company and all of the Banks (a) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of any of the Commitments (except as specifically provided in SECTION 2.11), (b) extend the date fixed for the payment of principal of or interest on any Loan or L/C Obligation (except as specifically provided in SECTION 2.11),
     (c) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee payable hereunder or under any L/C Related Document, (d) alter the terms of this SECTION 11.4, (e) amend the definition of the term "Majority Banks", (f) waive any condition precedent set forth in SECTION 6 hereof, or (g) release the "Collateral" referred to in the

     Pledge Agreements, the French Filing Documents or L/C Related Documents from the Lien in favor of the Agent, on behalf of the Banks or release any guaranty except for the release of any applicable Cash Collateral upon irrevocable repayment in full or expiration (assuming no draws have been made) of the related L/C Obligation; and provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Lender under this Agreement or any L/C Related Document relating to any Letter of Credit issued or to be issued by it.

          (jj) SECTION 11.6 OF THE EXISTING AGREEMENT. SECTION 11.6 of the Existing Agreement is hereby amended by adding the phrase "L/C Obligation"
(i) after the word "Pledge Agreement" in CLAUSE (a) thereof; (ii) at the end of the first sentence in CLAUSE (b) thereof and after the word "Agreement" in the last sentence of said CLAUSE (b); (iii) after the word "Commitment" each time it appears in CLAUSE (c); (iv) at the end of the first sentence of CLAUSE (e); and
(v) after the word "Commitment" each time it appears in CLAUSE (f) thereof.

          (kk) SECTION 11.7 OF THE EXISTING AGREEMENT. SECTION 11.7 of the Existing Agreement is hereby amended by adding the phrase "or L/C Obligation" after the word "Loans" appearing therein.

          (ll)   SECTION 11.12 AND 11.13 OF THE EXISTING AGREEMENT.  SECTIONS
11.12 and 11.13 of the Existing Agreement are hereby amended by adding the phrase "or L/C Related Documents" after the word "Notes" each time it appears therein.

     SECTION 3. CONDITIONS TO EFFECTIVE DATE. The occurrence of the Effective Date shall be subject to the satisfaction, on and as of the Effective Date, of the following conditions precedent:

          (a) AMENDMENT. The Company, the Agent, the Issuing Lender and all of the Banks shall have executed and delivered this Amendment.

          (b) NO DEFAULT. No Default shall have occurred and be continuing under the Existing Agreement and the representations and warranties of the Company in SECTION 7 of the Existing Agreement as amended hereby and in
SECTION 7 hereof shall be true and correct on and as of the Effective Date (except to the extent such representations and warranties state that they relate solely to a specified date) and the Company shall have provided to the Agent a certificate of a senior officer of the Company to that effect.

          (c) ARTICLES OF INCORPORATION. The Company shall have provided to the Agent, in form and substance satisfactory to the Agent, a certificate of the secretary or assistant secretary of the Company (i) confirming that the articles of incorporation and by-laws of the Company have not been amended since April 10, 1998 or (ii) setting forth a true and correct copy of any amendment to the articles of incorporation or by-laws of the Company adopted on or after April 10, 1998.

          (d) COMPANY RESOLUTIONS. A copy, duly certified by the secretary or an assistant secretary of the Company, of (i) resolutions of the Company's Board of Directors authorizing or ratifying the execution and delivery of this Amendment, authorizing the borrowings under the Existing Agreement, as amended hereby, and authorizing the execution and delivery of L/C Related Documents (ii) all documents evidencing other necessary corporate action, and (iii) all approvals or consents, if any, with respect to this Amendment.

          (e) COMPANY INCUMBENCY CERTIFICATE. A certificate of the secretary or an assistant secretary of the Company certifying the names of the Company's officers authorized to sign this Amendment, any L/C Related Documents and all other documents or certificates to be delivered hereunder, together with the true signatures of such officers.

          (f) LEGAL OPINION. The Company shall have delivered to the Agent an opinion of the Company's counsel, substantially in the form of EXHIBIT A hereto.

          (g) AMENDMENT FEE. The Company shall have paid to the Agent, for the account of the Banks, a non-refundable fee of $180,000.

          (h) OTHER. The Company shall have delivered such other documents as the Agent may reasonably request.

     SECTION 4. EFFECTIVE DATE NOTICE. Promptly following the occurrence of the Effective Date, the Agent shall give notice to the parties hereto of the occurrence of the Effective Date, which notice shall be conclusive, and all parties may rely thereon; provided, that such notice shall not waive or otherwise limit any right or remedy of the Agent or any Bank arising out of any failure of any condition precedent set forth in SECTION 3 to be satisfied.

     SECTION 5. TERMINATION. If the Effective Date shall not have occurred on or before June 15, 1998, the Agent on instructions of the Majority Banks may terminate this Amendment by notice in writing to the Company at any time before the occurrence of the Effective Date; provided, that the obligations of the Company under SECTION 12 shall survive such termination.

     SECTION 6. RATIFICATION. The parties agree that the Existing Agreement and the Notes have not lapsed or terminated, are in full force and effect, and are and from and after the Effective Date shall remain binding in accordance with their terms, as amended hereby.

     SECTION 7. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agent and the Banks that:

          (a) NO BREACH. The execution, delivery and performance of this Amendment, and the Existing Agreement as amended hereby, and the L/C Related Documents will not conflict with or result in a breach of, or cause the creation of a Lien or require any consent under, the articles of incorporation or by-laws of the Company, or any applicable law or regulation, or any order, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound.

          (b)    INCORPORATION, CORPORATE POWER AND ACTION, BINDING EFFECT.
The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to execute, deliver and perform its obligations under this Amendment, the Existing Agreement as amended hereby and the L/C Related Documents; the execution, delivery and performance by the Company of this Amendment, the Existing Agreement, as amended hereby, and the L/C Related Documents have been duly authorized by all necessary corporate action on its part; and this Amendment has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation, enforceable in accordance with its terms.

          (c) APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by the Company of this Amendment, the Existing Agreement as amended hereby or the L/C Related Documents or for the validity or enforceability thereof.

     SECTION 8. CERTAIN USAGES. From and after the Effective Date, each reference to the Existing Agreement in the Existing Agreement or in other agreements, documents or instruments referred to or provided for in or delivered under the Existing Agreement shall be deemed to refer to the Existing Agreement, as amended hereby.

     SECTION 9. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the Company, the Agent, the Banks and their respective successors and assigns, except that the Company may not transfer or assign any of its rights or interest hereunder.

     SECTION 10. GOVERNING LAW. This Amendment shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Illinois.

     SECTION 11. COUNTERPARTS. This Amendment may be executed in any number of counterparts and any party hereto may execute any one or more of such counterparts, all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be as effective as delivery of a manually executed counterpart of this Amendment.

     SECTION 12. EXPENSES. Whether or not the Effective Date shall occur, without limiting the obligations of the Company under the Existing Agreement, the Company agrees to pay, or to reimburse on demand, all reasonable costs and expenses incurred by (i) the Agent in connection with the negotiation, preparation, execution, delivery, modification, amendment or enforcement of this Amendment, any L/C Related Document and the other agreements, documents and instruments referred to herein or therein, including the reasonable fees and expenses of Gardner, Carton & Douglas, special counsel to the Agent, and any other counsel engaged by the Agent, and (ii) any Bank in connection with enforcement of this Amendment, the Existing Agreement as amended hereby, any L/C Related Document and the agreements, documents and instruments referred to herein or therein, including the reasonable fees and expenses of counsel to such Bank.

     SECTION 13. WAIVER. On and after the Effective Date, the restriction limiting the amount of Loans outstanding to $150,000,000 contained in that certain Waiver to Amended and Restated Revolving Credit Agreement dated as of May 11, 1998 among the Company, the Banks, the Co-Agents and the Agent shall have no force or effect

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

                                        OEA, INC.

                                        By: /s/ J. Thompson McConathy
                                           -------------------------------------
                                             Name: J. Thompson McConathy
                                             Title: Vice President Finance

                                        THE NORTHERN TRUST COMPANY,
                                        as Agent

                                        By: /s/ James F.T. Monhart
                                           -------------------------------------
                                             Name: James F.T. Monhart
                                             Title: Senior Vice President

                                        THE NORTHERN TRUST COMPANY,
                                        as Issuing Lender

                                        By: /s/ James F.T. Monhart
                                           -------------------------------------
                                             Name: James F.T. Monhart
                                             Title: Senior Vice President


                                        BANKS:

                                        THE NORTHERN TRUST COMPANY, individually

                                        By: /s/ James F.T. Monhart
                                           -------------------------------------
                                             Name: James F.T. Monhart
                                             Title: Senior Vice President

                                        BANQUE NATIONALE DE PARIS, individually
                                        and as Co-Agent

                                        By: /s/ Clive Bettles
                                           -------------------------------------
                                             Name: Clive Bettles
                                             Title: Senior Vice President
                                                     & Manager

                                        By: /s/ Mitchell M. Ozawa
                                           -------------------------------------
                                             Name: Mitchell M. Ozawa
                                             Title: Vice President

                                        U.S. BANK NATIONAL ASSOCIATION,
                                        individually and as Co-Agent

                                        By: /s/ William J. Sullivan
                                           -------------------------------------
                                             Name: William J. Sullivan
                                             Title: Vice President

                                        UNION BANK OF CALIFORNIA, N.A.,
                                        individually and as Co-Agent

                                        By: /s/ John C. Lee
                                           -------------------------------------
                                             Name: John C. Lee
                                             Title: Assistant Vice President

                                        CREDIT AGRICOLE INDOSUEZ, individually

                                        By: /s/ David Bouhl
                                           -------------------------------------
                                             Name: David Bouhl, F.V.P.
                                             Title: Head of Corporate Banking
                                                     Chicago

                                        By: /s/ Dean Balice
                                           -------------------------------------
                                             Name: Dean Balice
                                             Title: Senior Vice President
                                                     Branch Manager


                                        LASALLE NATIONAL BANK, individually

                                        By: /s/ Michael Bryan
                                           -------------------------------------
                                             Name: Michael Bryan
                                             Title: Vice President


                                        THE LONG-TERM CREDIT BANK OF JAPAN,
                                        LTD., individually

                                        By: /s/ Mark A. Thompson
                                           -------------------------------------
                                             Name: Mark A. Thompson
                                             Title: Senior Vice President and
                                                     Team Leader